Exhibit 99.2

PHH CORPORATION COMMENCES TENDER OFFER AND

CONSENT SOLICITATION FOR 7.125% NOTES DUE 2013

Mt. Laurel, NJ — August 9, 2012 — PHH Corporation (NYSE:PHH) (“PHH” or the “Company”) announced today that it has commenced a tender offer to purchase for cash any and all of its outstanding 7.125% Notes due 2013 (the “Notes”).

In conjunction with the tender offer, the Company also commenced a consent solicitation to amend the indenture governing the Notes to eliminate or modify certain restrictive covenants and other provisions contained in the indenture governing the Notes. The tender offer and consent solicitation are being made pursuant to the Company’s Offer to Purchase and Consent Solicitation Statement (the “Statement”) dated August 9, 2012.

Holders who properly tender and not withdraw their Notes and deliver their consents to the proposed amendments on or prior to 5:00 p.m., New York City time, on August 22, 2012, unless extended or earlier terminated (the “Consent Expiration Date”), will be eligible to receive the total consideration, which includes a consent payment equal to $30.00 per $1,000 principal amount of the tendered Notes.

Total consideration for the Notes will be determined according to a fixed spread of 50 basis points over the bid-side yield on the 0.625% Treasury Note due February 28, 2013. The price will be determined at 11:00 a.m., New York City time, on August 21, 2012, one business day prior to the Consent Expiration Date, unless modified, based on a yield determined by the Treasury bid-side price reported by the Bloomberg Government Pricing Monitor, or any recognized quotation source selected by the Dealer Managers (as defined below) in their sole discretion, if the Bloomberg Government Pricing Monitor is not available or is manifestly erroneous. The detailed methodology for calculating the total consideration for validly tendered Notes is outlined in the Statement, which is available from the information agent.

Holders who properly tender after the Consent Expiration Date but on or prior to the Offer Expiration Date (as defined below) will be eligible to receive as consideration the purchase price, which equals the total consideration less the consent payment per $1,000 principal amount of the tendered Notes.

In addition, all Notes accepted for payment will be entitled to receipt of accrued and unpaid interest in respect of such Notes from the last interest payment date prior to the applicable settlement date to, but not including, the applicable settlement date.

The tender offer will expire at midnight, New York City time, on September 6, 2012, unless extended or earlier terminated (the “Offer Expiration Date”). Settlement for all Notes tendered on or prior to the Consent Expiration Date and accepted for payment is expected to occur on the first business day following the Consent Expiration Date on which all conditions to the tender offer have been satisfied or waived. The Company’s acceptance of and payment for any or all Notes tendered is not conditioned upon the required consents having been received (and not validly withdrawn) prior to the Consent Expiration

Date. Settlement for all Notes tendered after the Consent Expiration Date, but on or prior to the Offer Expiration Date, is expected to occur promptly following the Offer Expiration Date.

Consummation of the tender offer, and payment for the tendered notes, is subject to the satisfaction or waiver of certain conditions described in the Statement, including the condition that the Company has completed a new debt offering and the Company shall have received sufficient net proceeds (together with available cash on hand) to fund the tender offer and consent solicitation and any related fees and expenses, as well as other customary conditions. If any of the conditions are not satisfied, the Company is not obligated to accept for payment, purchase or pay for, and may delay the acceptance for payment of, any tendered Notes and may even terminate the tender offer and consent solicitation. Subject to applicable law, the Company has reserved the absolute right, in its sole discretion, to at any time (i) waive any condition to the tender offer and (ii) amend any of the terms of the tender offer, including but not limited to the purchase price or the consent payment.

Holders may withdraw their tenders and revoke their consents at any time before 5:00 p.m. on August 22, 2012, unless extended.

The Company may elect to call for redemption any Notes not tendered in the tender offer and consent solicitation and may deliver such notice of redemption as early as the initial settlement date.

BofA Merrill Lynch, Barclays Capital Inc. and Citigroup Global Markets Inc. are acting as dealer managers and solicitation agents (the “Dealer Managers”) for the tender offer and the consent solicitation. The tender agent and information agent is D.F. King & Co., Inc.

This press release does not constitute a notice of redemption under the optional redemption provisions of the indenture governing the Notes, nor does it constitute an offer to sell, or a solicitation of an offer to buy, any security.  No offer, solicitation, or sale will be made in any jurisdiction in which such an offer, solicitation, or sale would be unlawful.

Requests for documentation should be directed to D.F. King & Co., Inc. at (800) 290-6426 (toll-free) or (212) 269-5550 (banks and brokers). Questions regarding the tender offer and consent solicitation should be directed to BofA Merrill Lynch at (888) 292-0070 (toll-free) or (980) 387-3907 (collect); Barclays Capital Inc. at (800) 438-3242 (toll-free) or (212) 528-7581 (collect); or Citigroup Global Markets Inc. at (800) 558-3745 (toll-free) or (212) 723-6106 (collect).

About PHH Corporation

Headquartered in Mount Laurel, New Jersey, PHH Corporation is a leading provider of business process management services for the mortgage and fleet industries. Its subsidiary, PHH Mortgage, is one of the largest originators of residential mortgages in the United States,(1) and its subsidiary, PHH Arval, is a leading fleet management services provider in the United States and Canada. PHH is dedicated to delivering premier customer service and providing value-added solutions to its clients.

(1)   Inside Mortgage Finance, Copyright 2012.

Forward-Looking Statements

Certain statements in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Generally, forward-looking statements are not based on historical facts but instead represent only our current beliefs regarding future events. All forward-looking statements are, by their nature, subject to risks, uncertainties and other factors that could cause actual results, performance or achievements to differ materially from those expressed or implied in such forward-looking statements. Investors are cautioned not to place undue reliance on these forward-looking statements. Such statements may be identified by words such as “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “may increase,” “may fluctuate” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could.”

You should understand that forward-looking statements are not guarantees of performance or results and are preliminary in nature. You should consider the areas of risk described under the heading “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in our periodic reports filed with the U.S. Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, in connection with any forward-looking statements that may be made by us or our businesses generally. Except for our ongoing obligations to disclose material information under the federal securities laws, applicable stock exchange listing standards and unless otherwise required by law, we undertake no obligation to release publicly any updates or revisions to any forward-looking statements or to report the occurrence or non-occurrence of anticipated or unanticipated events.

Contact Information:

Investors

Jim Ballan

jim.ballan@phh.com

856-917-4311

Media

Dico Akseraylian

dico.akseraylian@phh.com

410-771-2038

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